Exhibit 99.2

TERRASPHERE SYSTEMS LLC

CONSOLIDATED BALANCE SHEETS

	March 31, 2010	December 31, 2009
	(Unaudited)	(Audited)

ASSETS
Current assets:
Cash	$106,830	$197,046
Accounts receivable	950,000	—
Other receivables	52,796	15,244
Inventories — work in process	—	34,565
Prepaid expenses	53,725	42,100

Total current assets	1,163,351	288,955
Leasehold improvements, net	158,819	161,948
Patent and patent related costs, net	148,259	134,932
Pre-construction costs	81,017	—
Other assets	5,886	5,692

Total assets	$1,557,332	$591,527

LIABILITIES AND MEMBERS’ EQUITY (DEFICIT)
Current liabilities:
Note payable — member	$20,000	$20,000
Due to member	164,351	102,292
Accounts payable	1,357,304	732,866
Accrued expenses	10,767	6,862
Deferred tax liability	388,000	—
Deferred revenue	434,584	763,767

Total current liabilities	2,375,006	1,625,787

Members’ equity (deficit)
TerraSphere Systems LLC members’ equity (deficit)
Members’ equity (deficit)	(667,616)	(1,043,475)
Accumulated other comprehensive loss	(77,756)	(42,254)

Total TerraSphere Systems LLC members’ equity (deficit)	(745,372)	(1,085,729)
Noncontrolling interest	(72,302)	51,469

Total members’ equity (deficit)	(817,674)	(1,034,260)

Total liabilities and members’ equity (deficit)	$1,557,332	$591,527

The accompanying notes are an integral part of these consolidated interim financial statements.

TERRASPHERE SYSTEMS LLC

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

	Three Month Periods Ended
	March 31, 2010	March 31, 2009
	(Unaudited)

Revenue
Sales	$675,000	$—
Licensing and marketing fees	1,009,183	9,183

	1,684,183	9,183
Cost of goods sold	703,301	—

Gross profit	980,882	9,183
Operating expenses
General and administrative expense	436,998	226,684
Amortization expense	10,817	1,636

Income (loss) from operations	533,067	(219,137)

Other income (expense)
Other income	—	3,246
Foreign currency gain (loss)	17,190	(8,554)
Interest expense	(3,905)	(474)

Total other income (expense)	13,285	(5,782)

Net income (loss) before tax provision	546,352	(224,919)
Provision for income taxes	388,000	—

Net income (loss)	158,352	(224,919)
Net loss attributable to noncontrolling interest	(117,507)	(16,932)

Net income (loss) attributable to TerraSphere Systems LLC before other comprehensive income (loss)	275,859	(207,987)
Other comprehensive income (loss):
Foreign currency translation adjustment	(41,766)	3,146

Comprehensive income (loss)	234,093	(204,841)
Comprehensive income (loss) attributable to noncontrolling interest	(6,264)	472

Comprehensive income (loss) attributable to TerraSphere Systems LLC	$240,357	$(205,313)

The accompanying notes are an integral part of these consolidated interim financial statements.

TERRASPHERE SYSTEMS LLC

CONSOLIDATED STATEMENT OF CHANGES IN MEMBERS’ EQUITY (DEFICIT)
FOR THE THREE MONTH PERIOD ENDED MARCH 31, 2010

	TerraSphere Systems LLC
		Accumulated
		Other			Members’ Equity
	Members’ Equity	Comprehensive		Noncontrolling	(Deficit)
	(Deficit)	Loss	Total	Interest	Total
	(Unaudited)

Balance, December 31, 2009	$(1,043,475)	$(42,254)	$(1,085,729)	$51,469	$(1,034,260)
Contributions	100,000	—	100,000	—	100,000
Foreign currency translation adjustment	—	(35,502)	(35,502)	(6,264)	(41,766)
Net income (loss)	275,859	—	275,859	(117,507)	158,352

Balance, March 31, 2010	$(667,616)	$(77,756)	$(745,372)	$(72,302)	$(817,674)

The accompanying notes are an integral part of these consolidated interim financial statements.

TERRASPHERE SYSTEMS LLC

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Month Periods Ended
	March 31, 2010	March 31, 2009
	(Unaudited)

Cash flows from operating activities:
Net income (loss)	$158,352	$(224,919)
Adjustments to reconcile net income (loss) to net cash (used in) provided by operating activities:
Amortization of patents and patent related costs	2,364	1,636
Amortization of leasehold improvements	8,453	—
Deferred income taxes	388,000	—
Changes in operating assets and liabilities:
(Increase) decrease in:
Accounts receivable	(950,000)	400,000
Other receivables	(36,140)	290
Inventories	34,565	—
Prepaid expenses	(11,625)	—
Other assets	—	3,766
Increase (decrease) in:
Accounts payable	612,026	(60,921)
Accrued expenses	3,905	(5,681)
Deferred revenue	(329,183)	(9,183)

Net cash (used in) provided by operating activities	(119,283)	104,988

Cash flows from investing activities:
Patent and patent related costs	(15,691)	(33,250)
Pre-construction costs	(81,017)	—

Net cash used in investing activities	(96,708)	(33,250)

Cash flows from financing activities:
Member contributions	100,000	—
Advances from member	62,059	9,100

Net cash provided by financing activities	162,059	9,100

Effect of exchange rate changes on cash	(36,284)	2,885

(Decrease) increase in cash	(90,216)	83,723
Cash, beginning of period	197,046	8,083

Cash, end of period	$106,830	$91,806

The accompanying notes are an integral part of these consolidated interim financial statements.